UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 13, 2005

                        AMERICAN LEISURE HOLDINGS, INC.
                        -------------------------------
             (Exact name of registrant as specified in its charter)


             Nevada                  333-48312         75-2877111
    ---------------------------      ----------       -----------
   (State or other jurisdiction     (Commission       (IRS Employer
        of incorporation)           File Number)    Identification No.)


                 Park 80 Plaza East, Saddle Brook, NJ     07663
                --------------------------------------------------
               (Address of principal executive offices)( Zip Code)


Registrant's telephone number, including area code (800) 546-9676 ext. 2076


                                      N/A
                                      ---
                         (Former name or former address,
                          if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM  1.01     ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT.

     On December 1, 2005, American Leisure Holdings, Inc. (the "Registrant") received from Key Bank N.A. ("Key Bank") revised terms of the loan commitments previously issued on August 15 and 16 of this year. On December 13, 2005, the Registrant consummated the loan commitment contracts with Key Bank ("KeyBank"). The new loan commitments revise the terms for two credit facilities to be used in the development of The Sonesta Orlando Resort at Tierra del Sol, a 972 luxury, town home and condominium unit property to be located in the heart of the Orlando, Florida theme park area. The Registrant first disclosed the terms of the original commitment letters regarding the two credit facilities in a Form 8-K filed with the United States Securities and Exchange Commission (the "SEC") on August 18, 2005. The Registrant is filing this report to make its disclosure consistent with the terms of the new commitments which were finalized on December 13, 2005.

     The primary change is that Key Bank has committed to fund up to $72,550,000 with a cap on the maximum principal balance outstanding at any one time of $40,000,000. This method of funding is called a revolving credit facility which will be more efficient for a construction project. The prior loan principal committed was 96,600,000. Phase I has also been redefined to consist of 114, rather than 250 town homes, plus 180 mid-rise condominiums. The purpose of the changes is to achieve greater economy in terms of loan costs over the full course of the development and construction of the resort. Key Bank has also reiterated its commitment to fund a second loan in the amount of $14,850,000 as a land loan for the second phase of the resort. Both loans are expected to close before the end of 2005. The loans will be subject to various terms and conditions standard in the industry for these types of loans as generally described in the commitment letters attached hereto as Exhibits 10.3 and 10.4. The first phase has been pre-sold for $166,000,000. Total sales to date on both phases currently total $238,000,000. Completion of all 972 units is scheduled during 2007.

$72,550,000  Loan  Commitment
-----------------------------

     On December 13, 2005, Key Bank National Association ("Key Bank") and Tierra Del Sol Resort (Phase 1), L.P. (the "Partnership"), a special purpose development company of which a subsidiary of the Registrant is the 97% limited partner, along with nine special purpose entities that are owned by the
Partnership (collectively, the "Borrowers"), entered into a contract of commitment for Key Bank to loan the Borrowers up to $72,550,000 to construct the first phase of The Sonesta Orlando Resort at Tierra del Sol. The first phase is now scheduled to include 294 vacation units, a large swimming and recreation complex which will include a combination pool and lazy river swimming feature, an outdoor sports bar and food service area, restroom facilities, showers, water-slides, beach volleyball and extensive sundecks. The total projected cost of the first phase is $130,463,741. Key Bank received a written appraisal from Integra Realty Resources on March 15, 2005 reflecting an appraised value of the land of $90,700,000. The Borrowers are required to begin construction within thirty days of closing and complete the first phase within twenty-one months. Construction has already begun on the project.

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     The loan will be for a term of twenty-four months from the date of closing.
Advances of proceeds of the loan will bear interest at the daily, floating 30-Day Daily Adjustable LIBOR Rate plus the LIBOR Rate Margin of 2.75% (as those terms are defined by the parties) subject to adjustment for any applicable reserves and taxes if required by future regulations. Interest will be due and payable monthly beginning on the fifth day of the first month following closing. In the event of default, the interest rate will be the greater of 3% in excess of the interest rate otherwise applicable on each outstanding advance or 18%. The Borrowers will be required to institute an interest rate hedging program through the purchase of an interest rate swap, cap, or other such interest rate protection product from Key Bank or any qualified banking institution.

     The loan will be evidenced by a promissory note and a construction loan agreement. The loan will be secured by a first lien on The Sonesta Orlando
Resort at Tierra del Sol, including the land, improvements, easements, and rights of way; a first lien and security interest in all fixtures and personal property, an assignment of all leases, subleases and other agreements relating to the resort; an assignment of construction documents; a collateral assignment of all contracts and agreements related to the sale of each condominium unit; a collateral assignment of all purchase deposits and any management and/or operating agreement. The Registrant, its Chief Executive Officer, Malcolm J. Wright and a Florida single purpose limited liability company to be capitalized by a loan from PCL Construction Enterprises, Inc. ("PCL") will guarantee repayment of the loan. Those parties will also guaranty performance and completion. PCL, an international construction company and parent to the company that will serve as general contractor, will guaranty completion of the resort based on a fixed price and time schedule pursuant to a construction contract. PCL will be required to pay substantial penalties if the time schedule is not met.

     The Borrowers and some of the guarantors will enter into an environmental indemnity agreement. Key Bank will enter into a subordination, nondisturbance and attornment agreement with each tenant under any lease The Borrowers will pay 1% of the loan amount as a commitment fee. The Borrowers will pay $75,000, rather than $150,000 as originally planned, per year as a loan administration fee. The Borrowers are obligated to pay all costs and expenses of Key Bank in connection with the commitment and closing of the loan.

     The Borrowers are required to maintain Project Equity in the project equal to 44% of the total cost, which must be deposited with Key Bank prior to closing or used to pay costs approved by Key Bank. The Borrowers are required to provide Key Bank with pre-construction sales contracts on 100% of the units in Phase 1 with aggregate net proceeds sufficient to cover 120% of the maximum aggregate funding of $72,550,000. The Borrowers are required to deliver, or demonstrate to Key Bank valid expenditure of, pre-construction sales deposits of $17,209,078 on the initial 294 units being developed in Phase 1 as part of the equity requirement otherwise the equity requirement is increased, dollar-for-dollar for each dollar that deposits are less than this amount.

Westridge  Community  Development  District  Bonds
--------------------------------------------------

     The first phase (a CDD phase) of site work for 600 units at an estimated cost of $19,200,000 will be funded by the Westridge Community Development District from the sale bonds issued on a non-recourse basis to the Registrant.

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The  district was initially created by the Registrant and enabled by an order of a Florida State District Court. The Borrowers will collaterally assign to Key Bank specified proceeds from the funding of approximately $25,000,000 of Special
Assessment  Capital  Improvement   bonds  issued  by  the  Westridge   Community
Development District. Key Bank Capital Markets, an entity related to Key Bank, will underwrite the issuance of the bonds, with net proceeds in the amount of approximately $21,500,000, of which $8,038,370 will be used for land, $6,038,370 will be used for costs to construct the resort, and $2,000,000 will be placed in a collateral account to be pledged as additional security for the principal amount of the construction loan.

$14,850,000  Loan  Commitment
-----------------------------

     On December 13, 2005, the Registrant and Key Bank also revised the terms of Key Bank's committment to provide up to $14,850,000 to be used solely for the purpose of being invested in the equity in the first phase of The Sonesta Orlando Resort at Tierra del Sol. The second phase is scheduled to include 678 vacation units, a 126,000 square foot clubhouse (84,000 square feet under air), additional resort amenities, including miniature golf, a flow rider water attraction, a wave pool, a rapid river and a children's multilevel interactive water park as well as additional clubhouse improvements, include the finishing, equipping and furnishing of banquet and meeting rooms, casual and fine dining restaurants, a full service spa, a sales center and an owners' club. Key Bank received a written appraisal from Integra Realty Resources on March 15, 2005 reflecting an appraised value of $29,700,000 which satisfies Borrower's requirement to provide Key Bank with evidence that the land appreciation equity invested in the resort indicates a loan-to-value ratio of not more than 50%.

     The loan will be for a term of eighteen months from the date of closing. Advances of proceeds of the loan will bear interest at the daily, adjusted 30-Day LIBOR Adjusted Daily Rate plus the LIBOR Rate Margin of 3.10% subject to adjustment for any applicable reserves and taxes if required by future regulations. Interest will be due and payable monthly beginning on the fifth day of the first month following closing. In the event of default, the interest rate will be the greater of 3% in excess of the interest rate otherwise applicable on each outstanding advance or 18%. The Borrower may elect, but will not be required to institute an interest rate hedging program through the purchase of an interest rate swap, cap, or other such interest rate protection product. The loan will be evidenced by a promissory note and a loan agreement.

     The loan will be secured by a first lien on the second phase of The Sonesta Orlando Resort at Tierra Del Sol, including the second phase land, improvements, easements, and rights of way; a first lien and security interest in all fixtures and personal property, an assignment of all leases, subleases and other agreements relating to the resort; a guaranty of payment by the Registrant and its Chief Executive Officer, Malcolm J. Wright; an environmental indemnity agreement by the Borrower, the Registrant and Mr. Wright; a subordination, nondisturbance and attornment agreement relating to any leases; a collateral assignment of security agreements and contracts related to the resort; and a collateral assignment of all purchase contracts and purchase deposits. The Borrower will pay 1% of the loan amount as a commitment fee.

     The Borrower will pay an exit fee equal to 4% of the Phase 2 loan unless the loan is repaid with a construction loan from Key Bank or Key Bank declines to grant a construction loan to the Borrower. The Borrower is obligated to pay all costs and expenses of Key Bank in connection with the commitment and the closing of the loan. Construction on the second phase is expected to start during 2006 and overlap with construction on the first phase.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

Exhibit No.    Description
-----------    -----------

10.1 (1) Commitment Letter with Key Bank National Association for $96,000,000 for Phase 1

10.2 (1) Commitment Letter with Key Bank National Association for $14,850,000 for Phase 2

10.3 (*) Commitment Letter with Key Bank National Association for up to 72,550,000, with a maximum principal balance of $40,000,000 for Phase 1 dated December 1, 2005

10.4 (*) Commitment Letter with Key Bank National Association for up to $14,850,000 for Phase 2 dated December 1, 2005
*Filed herein
(1) Filed as Exhibit 10.1 and 10.2, respectively to the Registrant's Form 8K filed on August 18, 2005, and incorporated herein by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LEISURE HOLDINGS, INC.

By: /s/ Malcolm J. Wright
    ---------------------
    Malcolm J. Wright
    Chief Executive Officer

Dated:  December 15, 2005

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